UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016 (February 3, 2016)

THE PEP BOYS – MANNY, MOE & JACK

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03381	23-0962915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3111 W. Allegheny Ave., Philadelphia, Pennsylvania 19132

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 215-430-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As previously disclosed, on December 30, 2015, The Pep Boys – Manny, Moe & Jack, a Pennsylvania corporation (the “Company”), entered into that that certain Agreement and Plan of Merger (the “Merger Agreement”) with Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Parent”), and IEP Parts Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”). In accordance with the terms of the Merger Agreement, on January 5, 2016, Merger Sub and Parent commenced a cash tender offer to purchase all of the issued and outstanding shares (the “Shares”) of the common stock, par value $1.00 per share, of the Company  (the “Common Stock”) for a purchase price of $18.50 per Share, net to the seller, in cash (the “Offer Price”), without interest thereon and subject to any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 5, 2016 (as amended, the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

The Offer expired at 12:00 midnight, New York City time, on February 2, 2016 (one minute after 11:59 p.m., New York City time, on February 2, 2016) (the “Expiration Time”), as scheduled and was not extended. On February 4, 2016, pursuant to the terms of the Merger Agreement and in accordance with the relevant provisions of the Pennsylvania Business Corporation Law (“PBCL”), and Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), Merger Sub was merged with and into the Company, with the Company being the surviving corporation (the “Merger”).

Item 1.02      Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on February 4, 2016, the parties to that certain Second Amended and Restated Credit Agreement, dated October 11, 2012, among the Company, Wachovia Bank, National Association, as Administrative Agent, and the other parties thereto, as amended (the “Credit Agreement”) entered into an agreement pursuant to which, on February 4, 2016, all amounts due and owing under the Credit Agreement will be paid and the Credit Agreement will be terminated in accordance with its terms. The material terms of the Credit Agreement are described in the Company’s Current Report on Form 8-K filed on October 11, 2012 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended November 2, 2013, and such descriptions are incorporated herein by reference.

Item 2.01      Completion of Acquisition or Disposition of Assets.

On February 3, 2016, Merger Sub announced the successful completion of the Offer. American Stock Transfer & Trust Company, LLC, the depositary, has advised that, as of the Expiration Time, approximately 38,114,742 Shares had been validly tendered and not withdrawn during the offering period, representing approximately 82% of the number of then issued and outstanding Shares (including those Shares already owned by Parent, Merger Sub and their respective subsidiaries or affiliates). As a result, Merger Sub has accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all Shares that were validly tendered and not properly withdrawn prior to the Expiration Time, and payment for such Shares has been made to the depositary, which will act as agent for tendering shareholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering shareholders whose Shares have been accepted for payment, in accordance with the terms of the Offer. In addition, the depositary has advised that, as of the Expiration Time, it has received Notices of Guaranteed Delivery with respect to approximately 1,232,540 additional Shares, which, together with the Shares tendered as of the Expiration Time.

On February 4, 2016, pursuant to the terms of the Merger Agreement and in accordance with the relevant provisions of the PBCL, and Title 6, Section 18-209 of the DLLCA, the Merger was consummated. In connection with the consummation of the Merger, each Share not purchased in the Offer (other than Shares owned by Parent, Merger Sub or any of their respective subsidiaries or affiliates or by the Company or any of its subsidiaries (in each case which were automatically cancelled and retired and ceased to exist as of Effective Time) or any shareholder of the Company who duly exercises dissenters’ rights under Pennsylvania law) was converted into the right to receive an amount, in cash and without interest, equal to the Offer Price. Upon completion of the Merger, the Company became an indirect wholly owned subsidiary of Parent.

The aggregate consideration paid by Parent and Merger Sub in the Offer and Merger was approximately $909.9 million, without giving effect to related transaction fees and expenses. Merger Sub funded the consideration paid to shareholders in the Offer and pursuant to the Merger through cash and cash equivalents on hand.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified The New York Stock Exchange (“NYSE”) on February 4, 2016 that the Merger was consummated and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to effect the delisting of the Common Stock from the NYSE. Such delisting will result in the termination of the registration of the Common Stock under Section 12(b) of the Exchange Act. Upon effectiveness of such Form 25, the Company intends to file a certification on Form 15 with the SEC requesting that the Common Stock be deregistered under Section 12(g) of the Exchange Act and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03      Material Modification to Rights of Security Holders.

The information contained in the Introductory Note above and in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01      Changes in Control of Registrant.

As described in Item 2.01 of this Current Report on Form 8-K, at the Acceptance Time, Merger Sub accepted for payment all Shares that were validly tendered and not properly withdrawn prior to the Expiration Time. As a result of the acceptance of such Shares, a change in control of the Company has occurred. As described above, following the Acceptance Time, the Merger was consummated on February 4, 2016.

The information contained in the Introductory Note above and in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger on February 4, 2016 (the “Effective Time”), each of Matthew Goldfarb, Robert H. Hotz, F. Jack Liebau, Jr., Bruce M. Lisman, James A. Mitarotonda, Robert L. Nardelli, Robert Rosenblatt, Jane Scaccetti, Scott P. Sider, John T. Sweetwood and Andrea M. Weiss resigned from the Board of Directors of the Company (the “Company Board”). The resignations were not the result of any disagreement with the Company. In connection with the consummation of the Merger, each of SungHwan Cho, Keith Cozza, Hunter Gary and Peter Reck were appointed as a director to serve on the Company Board until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the officers of Merger Sub immediately prior to the Effective Time became officers of the Company following the Effective Time, with Keith Cozza appointed as President of the Company, SungHwan Cho appointed as Senior Vice President, Finance of the Company and Peter Reck appointed as Chief Accounting Officer of the Company. The officers of the Company immediately prior to the Effective Time remained in their positions following the Effective Time, with the exception of Rodney Schriver who remains in the position of Vice President - Controller, but will no longer serve as Chief Accounting Officer.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of December 30, 2015, by and among The Pep Boys – Manny, Moe & Jack, Icahn Enterprises Holdings L.P. and IEP Parts Acquisition LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by The Pep Boys – Manny, Moe & Jack with the SEC on December 30, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pep Boys – Manny, Moe & Jack
(Registrant)

By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP – General Counsel & Secretary

Dated:    February 4, 2016

Exhibit Index

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of December 30, 2015, by and among The Pep Boys – Manny, Moe & Jack, Icahn Enterprises Holdings L.P. and IEP Parts Acquisition LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by The Pep Boys – Manny, Moe & Jack with the SEC on December 30, 2015).